Exhibit 99.(p)(3)

VTL Associates, LLC

Index Management Solutions, LLC

RevenueShares ETF Trust

CODE OF ETHICS

Effective: October 12, 2007; as amended February 23, 2011, May 30, 2012 and
August 21, 2013

Introduction

Pursuant to rules established by the U.S. Securities and Exchange Commission (the “SEC”), it is unlawful for certain persons of VTL Associates, LLC (the “Adviser”), Index Management Solutions, LLC (the “Sub-adviser”), and the RevenueShares ETF Trust (the “Trust”), in connection with the purchase or sale by such persons of securities held or to be acquired by a client account:

1.	To employee any device, scheme or artifice to defraud;
2.	To make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading;
3.	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or
4.	To engage in any manipulative practice.

The SEC’s rules also require investment advisers and registered investment companies to adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard.

Consistent with the SEC’s rules, the Adviser, Sub-adviser, and the Trust have adopted this Code of Ethics (the “Code”). The Code sets forth detailed policies and procedures that Covered Persons (as defined below) of the Adviser, Sub-adviser, and Trust must follow in regard to their personal investing activities. All Covered Persons are required to comply with the Code as a condition of continued employment.

The Code is intended to serve as the minimum standard of conduct for persons having access to information regarding the purchase and sale of portfolio securities by the Trust, or other registered investment companies for which the Adviser or Sub-adviser serves as adviser or sub-adviser, as well as the Adviser’s and Sub-adviser’s separate accounts and other advisory clients (collectively, the “Advisory Clients”). Each employee must avoid any activity or relationship that may reflect unfavorably on the Adviser, Sub-adviser or the Trust as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety.

This Code is designed to detect and prevent conflicts of interest between the Adviser’s, Sub-adviser’s, and the Trust’s employees, officers, partners, members and trustees/directors (as applicable) and the Advisory Clients, which includes the Trust, that may arise due to personal investing activities. The Adviser and Sub-adviser has also established separate procedures designed to detect and prevent insider trading, which are included in the Adviser’s and Sub-adviser’s Compliance Manual and which should be read together with this Code.

Personal investing activities of Covered Persons may create conflicts of interests that may compromise fiduciary duties to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interest, diversion of an Advisory Client investment opportunity or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

As fiduciaries, Covered Persons must at all times comply with the following principles:

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•	Client Interests Come First. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client’s, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

•	Avoid Taking Advantage. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is “front running,” or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client’s transaction will cause a favorable move in the market. This prohibition applies whether a Covered Person’s transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

If you are uncertain whether a real or apparent conflict exists in any particular situation, you should consult with the chief compliance officer (“CCO”) for the Adviser, Sub-adviser, or the Trust immediately.

The Code sets forth detailed policies and procedures that Covered Persons (as defined below) of the Adviser, Sub-adviser, and the Trust must follow in regard to their personal investing activities. All Covered Persons are required to comply with the Code as a condition of continued employment.

1.	Who is subject to the Code?

1.1.	Covered Persons. For the purposes of this Code, Covered Person is defined as:

1.1.1.	Each employee, officer, partner or member (as applicable) of the Adviser, Sub-adviser, or the Trust:

•	who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of securities covered by this Code, or whose functions relate to the making of any recommendations with respect to such purchases or sales (for the purposes of this Code, a Covered Person does not include persons employed by a subsidiary of Foreside Financial Group, LLC (including Foreside Compliance Services, LLC and Foreside Management Services, LLC), and BNY Mellon who are subject to securities transaction reporting requirements of their employer’s Code of Ethics, if that Code of Ethics complies with Rule 17j-1 under the Act and has been approved by the Board of Trustees of the Trust);

1.1.2.	Each Trustee of the Trust, except that:

•	Trustees who are not “interested persons” as defined under the Investment Company Act of 1940 (the “Independent
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Trustees”) are only subject to Section 6.4 (Quarterly Transaction Reports) of this Code;

•	Trustees who are “interested persons” as defined under the Investment Company Act of 1940, but who are not an employee, officer, partner or member (as applicable) of the Adviser or Sub-adviser (such Trustees to be referred to as “Non-Adviser Trustees”, are only subject to Section 6.4 (Quarterly Transaction Reports) of this Code; and

1.1.3.	Each natural person in a control[1] relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of securities covered by this Code.

2.	What Types of Investments are subject to the Code?

This Code requires that information about a Covered Person’s investments in certain securities be reported to the Adviser, Sub-adviser or Trust CCO.

For purposes of this Code, the term “Reportable Security” means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including any: (i) option, (ii) futures contract; (iii) shares of registered closed-end funds; (iv) shares of registered open-end investment companies (i.e., mutual funds) that are advised by the Adviser or Sub-adviser (including those held in retirement accounts and that are not money market funds) and shares of exchange traded funds; (v) warrant; (vi) note; (vii) stock; (viii) treasury stock; (ix) bond; (x) debenture; (xi) evidence of indebtedness; (xii) certificate of interest; or (xiii) any participation in, or right to subscribe to or purchase, any such interest or instrument.

3.	What Types of Investments are not subject to the Code.

This Code does not require information about the following types of securities:

•	direct obligations of the U.S. government;
•	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	shares of money market funds;
•	shares issued by open-end investment companies other than registered investment companies for which the Adviser or Sub-adviser serves as an adviser or sub-adviser or exchange traded funds; or
•	shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are registered investment companies for which the Adviser or Sub-adviser serves as an adviser or sub-adviser or are exchange traded funds.

4.	What Types of Accounts are subject to the Code?

4.1.	Covered Accounts

1 Control means the power to exercise a controlling influence over the management or policies of the Adviser or Trust, unless such power is solely the result of an official position with the Adviser or the Trust.

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“Covered Account” includes any securities account, whether held at a broker/dealer, transfer agent, investment advisory firm or other financial services firm, in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.2 A Covered Account includes the accounts of immediate family members.3 Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control, such as a stock certificate.4

4.2.	Joint Accounts

Covered Persons of the Adviser or Sub-adviser are prohibited from entering into a joint account with any Advisory Client.

5.	What are the Restrictions on Trading?

5.1.	Pre-clearance Requirements

Covered Persons must obtain prior written approval before acquiring a direct or indirect beneficial ownership (through purchase or otherwise) of: (i) a Reportable Security, (ii) a security in an initial public offering (“IPO”), or (iii) a security in a limited offering (generally meaning a private placement, such as a hedge fund or private equity fund).

See Appendix A for the pre-clearance form to be used to obtain permission to make investments in Reportable Securities and Appendix B for the pre-clearance form to be used to obtain permission to make investments in private placements or IPOs.

5.2.	Lockout Period

Covered Persons may not purchase or sell a Reportable Security within seven calendar days prior to, or within seven days after, the Trust or an Advisory Client trades in such Reportable Security; except that, a Covered Person may sell a Reportable Security within seven calendar days after the Trust or Advisory Client executed a sales transaction in that same Reportable Security if the Trust or other Advisory Client no longer have a position in such Reportable Security.

Any profits realized by a Covered Person in contravention of this subsection must be disgorged.

6.	Reporting and Certification Requirements

6.1.	Initial Holdings Report and Certification

Within 10 days after a Covered Person commences employment, he/she must certify in writing that he/she has received the Code, has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. (Please see Appendices C and D for the

2 Beneficial interest in an account includes any direct or indirect financial interest in an account.

3 Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

4 Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

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required certifications and disclosure). Information disclosed may be no more than 45 days old at the time of disclosure. Covered Persons are only required to report holdings in Reportable Securities as defined in Section 2 of this Code.

The Adviser or Sub-adviser CCO will arrange to receive directly from the executing broker/dealer, bank or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account.

Accounts over which Covered Persons have no control. Covered Persons are not required to report securities held in accounts over which the Covered Person has no direct or indirect influence or control. However, Covered Persons are required to include in initial and annual holdings reports the name of any broker/dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

When Duplicate Confirmations or Statements Are Not Available. You may wish to engage in a transaction for which no confirmation can be delivered to the Adviser or Sub-adviser CCO (e.g., transactions involving certain types of derivatives). These types of transactions require the prior written approval of the Adviser or Sub-adviser CCO and will involve additional reporting requirements.

6.2.	Ongoing Reporting Regarding Covered Accounts

Covered Persons must notify the Adviser or Sub-adviser CCO within 10 business days from the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. The notification must be submitted in writing to the Adviser or Sub-adviser CCO and include the broker name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and new number and the effective date of the change.

6.3.	Quarterly Transactions Report for Covered Persons (other than Independent Trustees or Non-Adviser Trustees)

All Covered Persons shall submit to the Adviser or Sub-adviser CCO, within 30 business days after quarter end, a report of all reportable transactions during the previous quarter. The report shall state the title and number of shares, the principal amount of the security involved, the interest rate and maturity date if applicable, the date and nature of the transaction, the price at which the transaction was effected and the name of the broker, dealer or bank with or through whom the transaction was effected. The report shall also include the date it was submitted by the Covered Person. Covered Persons who have reported reportable transactions through duplicate copies of broker confirmations and statements are not required to file a quarterly report, if the confirmation and statement is received no later than 30 days after the end of the applicable quarter.

Covered Persons are not required to submit quarterly transaction reports with respect to regular periodic purchases or sales that are made automatically to or from an investment account in accordance with a pre-determined schedule or allocation (e.g., an automatic investment plan or dividend reinvestment plan).

6.4.	Quarterly Transactions Report for Independent Trustees and Non-Adviser Trustees
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Independent Trustees and Non-Adviser Trustees must file a Quarterly Transactions Report with the Trust CCO only if the Trustee knew, or in the ordinary course of fulfilling his/her official duties as a Trustee of the Trust should have known, that during the 15 days immediately before or after the date of a securities transaction in the Trustee’s Covered Accounts that: (i) the security was purchased or sold by the Trust; or (ii) the Trust or its Adviser or Sub-adviser considered purchasing or selling the security for the Trust. Independent Trustees and Non-Adviser Trustees must file these reports within 30 days of the end of the calendar quarter in which the trade occurred.

6.5.	Annual Certification for Covered Persons

Annually, Covered Persons must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported. Covered Persons must also disclose all personal investments and accounts on an annual basis. Please see Appendices C and D for the required certifications and disclosure. Information disclosed must be current as of a date no more than 45 days before the report is submitted. The annual certification must be submitted to the Adviser or Sub-Adviser CCO within 30 days of the calendar year end.

Covered Persons are only required to submit an annual holdings report relating to Reportable Securities as defined in Section 2 of this Code.

Covered Persons are not required to report securities held in accounts over which the Covered Person has no direct or indirect influence or control. However, Covered Persons are required to include the name of any broker/dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

7.	Code Provisions Applicable Only to Trust Service Providers

7.1	Service Provider Code of Ethics

The provisions of Foreside Financial Group, LLC (subsidiaries of which include Foreside Compliance Services, LLC and Foreside Management Services, LLC) and BNY Mellon (collectively, the “Service Providers”) Codes of Ethics are hereby adopted as the Code of Ethics of the Trust to the extent they are applicable to the respective employees of that Service Provider that also serve as officers of the Trust (a “Service Provider Employee”). A violation of a Service Provider’s Code of Ethics by such an employee of a Service Provider shall also constitute a violation of this Code. Any amendment or revision of a Service Provider’s Code of Ethics shall be deemed to be an amendment or revision of Section 7 of this Code, and any such amendment or revision shall be promptly furnished to the Board of Trustees of the Trust.

7.2	Reports

Service Provider Employees shall file the reports required by their respective employer’s Code of Ethics. Such filings shall be deemed to be filings with the Trust under this Code, and shall at all times be available to the Trust.

8.	Administration and Enforcement

8.1.	Determination of Persons covered by Code
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The CCO for the Adviser and the Sub-adviser will determine who is covered by this Code and will provide each such person with a copy of the Code and any amendments thereto. Covered Persons must acknowledge in writing receipt of any such amendments.

8.2.	Review of Personal Trading Information

All information regarding a Covered Person’s personal investment transactions, including the reports required by Section 6, will be reviewed by the Adviser or Sub-adviser CCO. All such information may also be available for inspection by the Trust’s Board of Trustees. By signing the acknowledgement attached to this document, each Covered Person acknowledges that the Adviser or Sub-adviser CCO shall be permitted to obtain and review information, including account statements and trade confirmations, from brokerage firms, retirement plan administrators and other financial intermediaries, relating to the securities held by the Covered Person.

8.3.	Annual Review/Report

The Adviser or Sub-adviser CCO will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Adviser or Sub-adviser CCO will provide an annual report to the Trust’s Board of Trustees that: (i) describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations; (ii) recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices or developments in applicable laws or regulations; (iii) and certifies to the Board that procedures have been adopted that are designed to prevent Covered Persons from violating the Code.

8.4.	Reporting Violations

Upon discovering a violation of this Code, a Covered Person shall immediately report such violation to the Adviser or Sub-adviser CCO and the Adviser or Sub-adviser CCO will be responsible for investigating such violations.

8.5.	Sanctions and Remedies

If the Adviser or Sub-adviser CCO determines that a Covered Person has violated the Code, she may impose sanctions and other appropriate actions, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, recommending a suspension or termination of employment of a Covered Person employed by the Adviser, Sub-adviser or the Trust and/or informing regulators if the situation warrants. As part of any sanction, the Adviser or Sub-adviser CCO may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Any money forfeited pursuant to this section will be donated to a charity selected by the Adviser or Sub-adviser CCO.

8.6.	Exemption Procedures

The Adviser or Sub-adviser CCO may grant exemptions from the requirements in this Code in appropriate circumstances. The Adviser or Sub-adviser CCO shall consider such exemptions upon written request by a Covered Person stating the basis for requested relief. The Adviser or Sub-adviser CCO’s decision is within his or her sole discretion.

8.7.	Recordkeeping Requirements
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The Adviser or Sub-adviser CCO shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the SEC.

8.7.1	A copy of this Code and any other code of ethics that is, or at any time within the past five years was in effect, must be maintained in an easily accessible place.

8.7.2	A record of any violation of this Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

8.7.3	A record of all written acknowledgments pursuant to Section 8.1 of this Code for each person who is currently, or within the past five years was, a supervised person of the Adviser or Sub-adviser.

8.7.4	A copy of each report made pursuant to this Code by an Access Person, including any information provided in lieu of the reports, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

8.7.5	A record of all persons, currently or within the past five years, who are or were required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

8.7.6	A copy of each report required by Section 8.3 of this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

8.7.7	A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section 5.1 of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

8.8.	Questions and Exceptions

Any questions regarding this Code should be discussed with the Adviser or Sub-adviser CCO.

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Appendix A

Reportable Securities Pre-Clearance Request Form

TO: Adviser or Sub-adviser Chief Compliance Officer

FROM:

DATE:

As provided in section 5.1 of the Code of Ethics, if a Covered Person wants to purchase or sell a Reportable Security he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not purchase or sell such security until he/she receives written permission from the Adviser or Sub-adviser Chief Compliance Officer (i.e., an approval e-mail). Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of Issuer and Ticker Symbol: ___________________

2. Purchase or Sale: ________________________________________________________

3. Principal amount of transaction: ____________ # of shares/units: __________

4. Equity or debt? __________

To the best of my knowledge, the information provided above is accurate and I am not predicating this transaction on the basis of having obtained any material non-public information.

I will notify the Adviser or Sub-adviser Chief Compliance Officer immediately of any material changes to the information provided above.

Name:

(Please Print)

Signature:

Date:

Appendix B

IPO and Limited Offering Pre-Clearance Request Form

TO: Adviser or Sub-adviser Chief Compliance Officer

FROM:

DATE:

As provided in section 5.1 of the Code of Ethics, if a Covered Person wants to participate in an IPO of a security, a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not participate in any IPO, private placement or limited partnership until he/she receives written permission from the Adviser or Sub-adviser Chief Compliance Officer. Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of proposed investment: ________________________________________ Date of investment: __________________________________

2. Nature of investment: ______________________________________________________________________________________________

3. Amount to be invested: _______________________ # of shares: _____________________ % ownership: ________________________

4. Describe terms of investment:

Equity or debt? __________________________ Open-ended or specific maturity date? _________________________________________

Further investment contemplated? _______________________________ Amount? ____________________

5. Was this investment offered to you due to your affiliation with the Adviser or the Trust? _______________________________________________________________________________________________________________

6. Do you have a position as officer of the company or other duties in connection with the investment? __________________________________________________________________________________________________________________________

7. Do you give investment advice to the company or any affiliate of the company? If so, please describe:_______________________________________

___________________________________________________________________________________________________________________________

8. Are you informed or consulted about investments made by the company?

Describe:

___________________________________________________________________________________________________________________________

9. How frequently will you receive statements/communications regarding the investment?

___________________________________________________________________________________________________________________________

10. Is the company privately/publicly held?

___________________________________________________________________________________________________________________________

11. If privately held, are you aware of any plan to bring the company public?

___________________________________________________________________________________________________________________________

12. Have you informed the company that you are a “restricted person” in the event of an IPO of securities?

________

13. Describe any connection(s) between the investment and the Adviser or the Trust:

___________________________________________________________________________________________________________________________

14. To your knowledge, are there any clients of the Adviser for whom this is an appropriate investment?

___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________

15. Describe any client connections to this investment:

___________________________________________________________________________________________________________________________

16. Are you aware of any conflict between your duties at the Adviser or Trust and this investment?

___________________________________________________________________________________________________________________________

Please attach any relevant reports/statements you can provide which describe this investment.

To the best of my knowledge, the information provided above is accurate. I will notify the Adviser or Sub-adviser Chief Compliance Officer immediately of any material changes to the information provided above.

Name:

(Please Print)

Signature:

Date:

Appendix C

COVERED PERSON ACKNOWLEDGMENT

I hereby acknowledge receipt of a copy of the Code of Ethics (the “Code”) for VTL Associates, LLC (the “Adviser”), Index Management Solutions, LLC (the “Sub-adviser”), and RevenueShares ETF Trust (the “Trust”), which I have read and understand fully. I agree to comply fully with all provisions of the Code, during the period of my employment with the Adviser or the Trust, to the extent that such provisions apply to me. I further understand and acknowledge that any violation of the Code, including engaging in a prohibited transaction or the failure to file reports, may subject me to disciplinary action including, potentially, termination of employment.

I hereby represent to the Adviser, Sub-adviser, and the Trust that the information that I have provided, as required by this Code, is a true, accurate, and complete list of all of my brokerage and trading accounts, and private placement holdings, specifying in reasonable detail all such accounts, with whom they are held, and the holdings and other investments, direct or indirect, of such accounts. I further agree that I will promptly, but in any event, within ten days, give written notice to the Chief Compliance Officer for the Adviser or Sub-adviser of any changes to the information that I have provided so that such information is at all times true, accurate, and complete. I further agree to provide monthly securities transactions confirmations and statements (or on a quarterly basis when monthly statements and confirmations are unavailable) to the Adviser of Sub-adviser, as applicable.

I have fully read the Code. I agree to be bound by the terms and conditions outlined in it.

Signed	Dated

Name

Appendix D

INITIAL AND ANNUAL DISCLOSURE FORM FOR COVERED PERSONS

PART I – DISCLOSURE OF EMPLOYEE ACCOUNTS

☐ I do not maintain any Covered Accounts as defined in the Code of Ethics for VTL Associates, LLC, Index Management Solutions, LLC, and RevenueShares ETF Trust.

Below is a list of all my Covered Accounts as defined in the Code. Check all that apply as to the Account Type.

☐ (a) Direct Brokerage Account

•	(1) I have full investment discretion on the account
•	(2) I have full investment discretion on the account which I am managing for another person
•	(3) I do not have investment discretion on the account (Investment discretion is 100% exercised by a broker, financial adviser, etc.)

☐ (b) Trust Account

☐ (c) Employee Stock Plan (“ESOP”), 401(k) Plans, private placement or similar product that cannot be transferred to a brokerage account

☐ (d) Other (Please explain: _________________________________________________________________________________________)

Name and address of Financial Institution (broker-dealer, bank, ESOP, 401(k) plan sponsors, etc.)	Account Name (indicate if any of the accounts are individually or jointly held)	Account Type (a,b,c,d)	Account Number

PART II – DISCLOSURE OF COVERED SECURITIES HOLDINGS

☐ I do not maintain, have a financial interest, or influence/control the activities of any securities.

Below is a list of all personal securities holdings for which I have direct or indirect beneficial ownership.

☐ Indicate by checking this box if you have already provided a copy of your most recent statement (not more than 45 days old) for each account listed below

Security (Include full name of issuer) and exchange ticker symbol (or Cussip Number)	# of Shares and Principal Amount

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) excludes other transactions not required to be reported.

Signature:	Print Name:	Date:

Appendix E

QUARTERLY TRANSACTION REPORT FOR COVERED PERSONS

Below is a list of all transactions in Reportable Securities during the past quarter in which the undersigned had any direct or indirect beneficial interest.

Date of Transactions	Security and exchange ticker symbol (or Cussip Number)	Nature of Transaction (e.g., Purchase or Sale)	Number of Shares and Principal Amount	Price at which transaction was effected	Name of broker/dealer effecting transaction

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control and (ii) excludes other transactions not required to be reported.

Signature:	Print Name:	Date: